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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2, Pre-effective Amendment No. 1, of our report dated April 17, 2001 relating to the consolidated financial statements of MedicalCV, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ Bertram, Vallez, Kaplan & Talbot, Ltd.
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BERTRAM, VALLEZ, KAPLAN & TALBOT, LTD.


Minneapolis, Minnesota
October 30, 2001